Exhibit 10.19

August 31, 2005

Mr. William Gallagher

Chairman and CEO

1250 NE Loop 410, Suite 630

San Antonio, Texas 78209

Dear Mr. Gallagher:

This letter confirms the agreement of Sweet Success Enterprises (the “Company”) to retain ThinkEquity Partners, LLC (“ThinkEquity,” or the “Placement Agent”) as the Company’s exclusive placement agent to introduce the Company to certain institutional investors (the “Investors”) as prospective purchasers of the Company’s preferred stock or common stock (the “Equity”) and warrants to purchase the Common Stock, which are collectively referred to in this letter as the “Securities”, in connection with a possible private placement (the “Transaction”).

The Placement Agent will use its reasonable best efforts to complete the Transaction as soon as practicable.  The terms of the Transaction shall be subject to mutual agreement of the Company and each Investor in the Transaction.  ThinkEquity will contact potential Investors, assist in the negotiation and the structuring of the Transaction, assist in the preparation of a private placement memorandum or other appropriate materials and provide related services to facilitate the successful completion of the Transaction.  ThinkEquity will conduct all sales and solicitation efforts in a manner consistent with the Company’s intent that the Transaction be an exempt transaction pursuant to the Securities Act of 1933, as amended (the “Act”) and only to “accredited investors” as defined in Rule 501(a) under the Act.  The Company shall in any event have sole and final authority to approve the timing, price, investors and other terms of the Transaction and may at any time elect not to proceed with the Transaction.

The Transaction will be a private placement in accordance with the applicable laws of the United States and pursuant to the following procedures and terms and conditions:

1.                                       (a)                                  Prior to the signing of any purchase agreements with Investors, officers of the Company with responsibility for financial affairs have been and will continue to be available to answer inquiries from prospective Investors approved by the Company.  After the purchase agreements and the information referred to therein have been reviewed by Investors approved by the Company, and they have had the opportunity to address inquiries to the Company, separate purchase agreements will be completed with each prospective Investor approved by the Company.  The conditions to the closing of the Transaction (the “Closing”) shall be set forth in the purchase agreements and mutually agreed between the Company and the Investors.  In connection with the Transaction, the Company shall file a registration statement (the “Registration Statement”) with respect to the possible resale, from time to time, of the Securities

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which have been purchased pursuant to such purchase agreements pursuant to terms to be set forth in such purchase agreements.  The Company agrees to keep the Registration Statement effective until such time as the Securities become eligible for resale by non-affiliates pursuant to Rule 144(k) under the Act.

(b)                                 Presently the Company plans to sell up to $10 million of the Securities, but the actual dollar amount the Company shall ultimately agree to sell pursuant to each of the various purchase agreements and the price at which the Securities will be sold is entirely within its discretion.

(c)                                  The Company will perform the agreements set forth in the purchase agreements entered into with the Investors.

(d)                                 The Company will:

(i)                                     Use its reasonable efforts to cause the Company’s independent public accountants to address and deliver to the Company and ThinkEquity a letter or letters (which letters are frequently referred to as “Comfort Letters”) dated as of the date of the Closing; provided that delivery of Comfort Letter will not be required to the extent (i) each Investor conducts its own due diligence, is represented by reputable legal counsel and provides ThinkEquity with non-reliance letters in form and substance satisfactory to ThinkEquity and (ii) ThinkEquity determines in its sole discretion after consultation with its legal counsel that Comfort Letters are not necessary; and

(ii)                                  Use its reasonable efforts to cause the Company’s counsel to address and deliver to the Company and ThinkEquity a letter dated as of the date of the Closing and as of the effective date of the Registration Statement containing the statements set forth in Exhibit A hereto and addressing such additional matters as ThinkEquity shall reasonably request.  In addition, ThinkEquity shall be entitled to rely on any opinion delivered to the purchasers by counsel to the Company in connection with this transaction.

2.                                       In connection with its engagement hereunder, ThinkEquity will assist the Company in preparing a private placement memorandum and/or other documents to be used in connection with the Offering (the “Offering Document”).  The Company acknowledges and agrees that the Offering Document is its own work product, that ThinkEquity may rely, without independent verification, upon the accuracy and completeness of all information furnished by the Company to ThinkEquity for use in connection with the Offering (collectively, the “Information”) and that ThinkEquity does not assume any responsibility therefor.

The Company shall advise ThinkEquity of those states in which the Securities have been qualified or exempted under the appropriate securities laws.  ThinkEquity agrees not to solicit any offerees who do not reside in jurisdictions in which the Securities or the Offering have been qualified or exempted under the appropriate securities laws; provided, however, the Company will take such action (if any) as ThinkEquity reasonably may request to qualify the Securities for offer and sale under the securities laws of such states as ThinkEquity may specify; provided, further, however, in connection therewith the Company will not be required to qualify as a foreign corporation or file a general consent to service or process.  The Company agrees that it, in conjunction with its counsel, will be responsible for making any filings or taking other actions required under applicable state securities laws.

The Company represents that (i) the Information and the Offering Document will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) all historical financial data provided to ThinkEquity will be prepared in accordance with generally accepted accounting principles and practices then in effect in the United States and will fairly present in all material respects the financial condition and operations of the Company and (iii) any forecasted financial, market or industrial information provided to ThinkEquity will be prepared in good faith with a reasonable basis for the assumptions and the conclusions reached therein.  In addition, the Company agrees that it will notify ThinkEquity promptly if any of the foregoing representations ceases to be accurate at any time during the period of ThinkEquity’s engagement hereunder.

ThinkEquity agrees to use all non-public information provided to it by or on behalf of the Company hereunder solely for the purpose of providing the services which are the subject of this letter agreement and to treat all such information confidentially, provided that nothing herein shall prevent ThinkEquity from disclosing any such information (i) to purchasers or prospective purchasers of the Securities in connection with the Offering, (ii) to any rating agency, (iii) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, (iv) upon the request or demand of any regulatory authority having jurisdiction over ThinkEquity or any of its affiliates, (v) to the extent that such information was or becomes publicly available other than by reason of disclosure by ThinkEquity in violation of this agreement or was or becomes available to ThinkEquity or its affiliates from a source which is not known by ThinkEquity to be subject to a confidentiality obligation to the Company or (vi) to ThinkEquity’s affiliates and its and their respective employees, legal counsel, independent auditors and other experts or agents who need to know such information in connection with the Offering or any other services provided by ThinkEquity or its affiliates to the Company and its affiliates.  ThinkEquity accepts responsibility for compliance by the persons referred to in clause (vi) above with the provisions of this paragraph.  This undertaking by ThinkEquity shall automatically terminate one (1) year following the earlier of completion of the Offering or termination of ThinkEquity’s engagement hereunder.

3.                                       Any final arrangements, proposals or advice rendered by ThinkEquity pursuant to this letter agreement may not be disclosed in any manner without ThinkEquity’s prior written approval and shall be treated as confidential.  Notwithstanding the foregoing, nothing herein shall prevent the Company from disclosing such information in a manner consistent with the exceptions set forth in clauses (ii) through (vi) in the paragraph immediately above, substituting the Company for ThinkEquity therein, as applicable.

4.                                       The selling price of the Securities to be issued and sold by the Company in the Transaction will be specified in writing by ThinkEquity on behalf of the Company (by facsimile, letter or otherwise) to the prospective Investors prior to the execution of the purchase agreements, subject to the Company’s approval.

5.                                       ThinkEquity’s aggregate fee for introducing the Investors, assisting with the preparation of the Offering Document and all other services provided by ThinkEquity in connection therewith, will be 7.0% of the proceeds from the sale of the Securities pursuant to the purchase agreements in cash, together with warrants to purchase Common Stock (the “Agent’s Warrants”) for the number of shares of common stock equal to 3.0% of the number of shares of Common Stock sold under the Purchase Agreement at Closing.  The exercise price of the Agent’s Warrants shall be equal to the closing price of the Company’s Common Stock on the Closing Date.  The Agent’s Warrants shall be exercisable for a period of five (5) years after the date of the Closing, and shall be transferable to the extent permitted by applicable securities laws and regulations and the rules and regulations of the NASD.  The Agent’s Warrants shall include one time demand registration right, unlimited piggyback registration rights within the life of the warrant and “cashless” exercise rights, subject to customary conditions and limitations.  Such fees shall be payable by the Company, on the basis of the aggregate dollar amount of Securities sold by the Company, at the Closing.  In addition, the Company shall reimburse, regardless of the consummation of the sale contemplated hereby, ThinkEquity for all of the reasonable travel, legal and other out-of-pocket expenses incurred in connection with the engagement hereunder.  Upon request, ThinkEquity agrees to provide the Company with a detailed description of such expenses. Prior written consent by the Company is required for ThinkEquity to exceed $10,000 in reimbursable expenses in connection with the engagement.

If within twelve months after the termination of this agreement, the Securities or securities convertible into or exchangeable for the Securities are sold by the Company through a placement to investors previously identified and/or contacted by ThinkEquity in its capacity as placement agent hereunder, then the Company shall pay ThinkEquity, at the time of each such sale, an amount equal to the full fee set forth above from each such sale.  Upon termination of this agreement and at the request of the Company, ThinkEquity will provide the Company with a list of Investors identified and/or contacted by ThinkEquity in its capacity as placement agent hereunder.

6.                                       The Company hereby represents and warrants to ThinkEquity that it has not had and will not have any discussions with any person on the basis of which such person would be able to assert a claim for a finder’s fee or similar fee in connection with the sale by the Company of the Securities covered by this letter to prospects in the United States of America or overseas.

7.                                       The Company hereby represents and warrants to ThinkEquity that during the term of this engagement the Company will not (i) offer any securities for sale to, or solicit any offers to buy from, any person or persons, whether directly or indirectly, other than through ThinkEquity or (ii) engage in any discussions with any person other than representatives of ThinkEquity for the purpose of engaging, or considering the engagement of, such person as a finder or broker in connection with the sale by the Company of the securities covered by this letter to prospects in the United States of America or overseas.  The Company represents and agrees that no offers or sales of securities of the same or a similar class as the Securities have been made or will be made by the Company or on its behalf that would be integrated with the offer and sale of the Securities under the doctrine of integration referred to in Regulation D under the Securities Act of 1933, as amended.

8.                                       For a period of ninety days from the effective date of the Registration Statement, the Company will not, without ThinkEquity’s prior written consent, which consent shall not be unreasonably withheld, sell, contract to sell or otherwise dispose of or issue any securities of the Company, except (i) securities issued pursuant to contractual obligations of the Company in effect as of the date of this letter agreement and disclosed to ThinkEquity or its counsel prior to the effective date of the Registration Statement; (ii) securities issued on a pro rata basis to all holders of a class of outstanding equity securities of the Company; and (iii) equity securities issued pursuant to employee benefit or purchase plans in effect as of the date of this letter agreement.  In addition, the Company will cause each of its officers and directors not to dispose of any equity securities of the Company for a period of ninety days from the effective date of the Registration Statement without the prior written consent of ThinkEquity, and will use its best efforts to cause such of its stockholders as may be designated by ThinkEquity to become subject to a lock-up arrangement reasonably acceptable to ThinkEquity prohibiting the disposition of any equity securities of the Company for a period of ninety days from the effective date of the Registration Statement, without the prior written consent of ThinkEquity.

9.                                       The Company hereby agrees to indemnify ThinkEquity in accordance with the Standard Form of Indemnification Agreement set forth as Exhibit B hereto.

From the date of this letter agreement and for so long as the Registration Statement is effective covering the resale of Securities sold to a purchaser, the Company upon reasonable request will meet with ThinkEquity or its representatives to discuss all information relevant for disclosure in any Registration Statement covering Securities purchased by purchasers from the Company and offered by them for resale and will cooperate in any reasonable investigation undertaken by ThinkEquity for the purpose of confirming the accuracy of the Registration Statement, including the production of information at the Company’s offices.

10.                                 ThinkEquity will not have any rights or any obligations in connection with the proposed offering contemplated by this letter agreement other than those expressly provided herein.  In no event shall ThinkEquity or its affiliates be obligated to purchase the Securities for its own account or for the accounts of its customers.

11.                                 Either the Company or ThinkEquity may terminate ThinkEquity’s engagement hereunder at any time upon at least twenty days’ prior written notice to the other party, including, without limitation, if ThinkEquity, in its sole judgment, is not satisfied with the results of its due diligence investigation of the Company and its business, operations, assets, liabilities, financial condition and prospects.  Notwithstanding any such termination, the Company shall remain responsible for the reimbursement of ThinkEquity’s expenses under paragraph 5 of this letter agreement and the reimbursement, indemnification and contribution obligations of the Company under paragraphs 9 and 15 of this letter agreement shall survive.  Such obligations also shall survive the Transaction.

12.                                 For a period of twelve (12) months from the date hereof, the Company grants ThinkEquity the right (provided the Transaction contemplated in this letter agreement is completed) to provide investment banking services to the Company on an exclusive basis in all matters for which investment banking services are sought by the Company (such right, the “Right of First Refusal”).  For these purposes, investment banking services shall include, without limitation, (i) acting as lead, book-running manager for any underwritten public offering; (ii) acting as exclusive placement agent or financial advisor in connection with any private offering of securities of the Company; and (iii) acting as financial advisor in connection with any sale or other transfer by the Company, directly or indirectly, of a majority or controlling portion of its capital stock or assets to another entity, any purchase or other transfer by another entity, directly or indirectly, of a majority or controlling portion of the capital stock or assets of the Company, and any merger or consolidation of the Company with another entity.  ThinkEquity shall notify the Company of its intention to exercise the Right of First Refusal within 15 business days following notice in writing by the Company.  Any decision by ThinkEquity to act in any such capacity shall be contained in separate agreements, which agreements would contain, among other matters, provisions for customary fees for transactions of similar size and nature, as may be mutually agreed upon, and indemnification of ThinkEquity and its affiliates and shall be subject to general market conditions.  If ThinkEquity declines to exercise the Right of First Refusal, the Company shall have the right to retain any other person or persons to provide such services on terms and conditions which are not materially more favorable to such other person or persons than the terms declined by ThinkEquity.

13.                                 The Company understands and agrees that, without ThinkEquity’s prior written consent, ThinkEquity may not be quoted or referred to in any document, release or communication prepared, issued or transmitted by the Company, including any entity controlled by, or under common control with, the Company and any director, officer, employee or agent thereof.

The Company acknowledges that ThinkEquity is a full service securities firm and in the ordinary course of its business, for its own account or the accounts of its customers, holds long or short positions in securities (including options), which may include securities relating to the Company or other entities which may be involved in the engagement contemplated hereby.  Nothing in this Agreement shall be deemed to prohibit ThinkEquity from providing any services permitted by applicable law to any third party or from engaging in any lawfully permitted activity on its own behalf.

The Company acknowledges that ThinkEquity has been retained solely to provide the services set forth herein.  In rendering such services, ThinkEquity shall act as an independent contractor, and any duties of ThinkEquity arising out of its engagement hereunder shall be owed solely to the Company.  In addition, the Company agrees that ThinkEquity may perform the services contemplated hereby in conjunction with its affiliates, and that any ThinkEquity affiliates performing services hereunder shall be entitled to the benefits and be subject to the terms of this letter agreement.

In addition, ThinkEquity and its affiliates may from time to time perform various investment banking and financial advisory services for other clients and customers who may have conflicting interests with respect to the Company or the Transaction.  ThinkEquity and its

affiliates will not use confidential information obtained from the Company pursuant to this engagement or their other relationships with the Company in connection with the performance by ThinkEquity and its affiliates of services for other companies.  The Company also acknowledges that ThinkEquity and its affiliates have no obligation to use in connection with this engagement, or to furnish to the Company, confidential information from other companies.

Furthermore, the Company acknowledges that ThinkEquity and its affiliates may have fiduciary or other relationships whereby ThinkEquity and its affiliates may exercise voting power over securities of various persons, which securities may from time to time include securities of the Company or of potential purchasers of the Securities or others with interests in respect of the Transaction.  The Company acknowledges that ThinkEquity and its affiliates may exercise such powers and otherwise perform its functions in connection with such fiduciary or other relationships without regard to ThinkEquity’s relationship to the Company hereunder.

The Company acknowledges that ThinkEquity is not an advisor as to legal, tax, accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and ThinkEquity shall have no responsibility or liability to the Company with respect thereto.

14.                                 The Company agrees that following the consummation of the sale of the Securities, ThinkEquity shall have the right to place usual and customary advertisements in financial and other newspapers and journals at its own expense describing its services to the Company.

15.                                 The benefits of this letter agreement shall inure to respective successors and assigns of the parties hereto and of the indemnified parties, and the obligations and liabilities assumed in this agreement by the parties hereto shall be binding upon their respective successors and assigns.

16.                                 THIS LETTER AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK GOVERNING CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. Each of ThinkEquity and the Company (on its own behalf and, to the extent permitted by applicable law, on behalf of its affiliates and stockholders) waives all right to trial by jury in any action, claim, suit, proceeding or counterclaim (whether based upon contract, tort, or otherwise) relating to or arising out of this engagement of ThinkEquity pursuant to, or the performance by ThinkEquity of the services contemplated by, this letter agreement.

17.                                 This letter agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto.  This letter agreement may not be amended or modified except by a writing executed by each of the parties hereto.  Section headings herein are for convenience only and are not a part of this letter agreement.  This letter agreement is solely for the benefit of the Company and ThinkEquity, and no other person (except for indemnified persons to the extent set forth in Exhibit B hereto) shall acquire or have any rights under or by virtue of this letter agreement.  This letter agreement may not be assigned by either party hereto without the other party’s prior written consent.  Neither party hereto shall be responsible or have any liability to any other party for any indirect, special or consequential damages arising out of or in connection with this letter agreement or the transactions contemplated hereby, even if advised of the possibility thereof.

This letter agreement may be executed in counterparts, each of which will be deemed an original, but all or which taken together will constitute one and the same instrument.

If the foregoing correctly sets forth our understanding, please so indicate by executing this letter, together with the enclosed duplicate originals, in the place indicated and returning two (2) of these originals for ThinkEquity’s files.

Sincerely,

THINKEQUITY PARTNERS L.L.C.

By:	/s/

Agreed and accepted by:

SWEET SUCCESS ENTERPRISES

By:

EXHIBIT A

1) Opinion rendered at the time of the Closing shall address matters customary for transactions of the nature contemplated by the letter agreement.

2) Opinion rendered at the time of effectiveness of the Registration Statement shall address matters customary for transactions of the nature contemplated by the letter agreement including, among other things, a statement to the following effect:

The opinion of counsel to the Company shall be to the effect that the Registration Statement of the Company (the “Registration Statement”) and the Prospectus of the Company (the “Prospectus”) as amended and supplemented to date (other than the financial statements and related schedules, and other financial and statistical data therein, as to which it need express no opinion) comply as to form in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder; and nothing came to its attention that caused it to believe that either the Registration Statement or the Prospectus, as so amended and supplemented, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood that it need express no opinion with respect to the financial statements, related schedules, and other financial and statistical data therein);  provided that delivery of an Opinion listed under this paragraph 2) will not be required to the extent (i) each Investor conducts its own due diligence, is represented by reputable legal counsel and provides ThinkEquity with non-reliance letters in form and substance satisfactory to ThinkEquity and (ii) ThinkEquity determines in its sole discretion after consultation with its legal counsel that such Opinion is not necessary..

A-1

EXHIBIT B

The Company shall indemnify ThinkEquity and hold it harmless against any and all losses, claims, damages or liabilities to which ThinkEquity may become subject (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Document, registration statement (including all documents incorporated by reference) (the “Registration Statement”) or in any other written or oral communication provided by or on behalf of the Company to any actual or prospective purchaser of the Securities or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) arising in any manner out of or in connection with the services or matters that are the subject of this agreement (including, without limitation, the offer and sale of the Securities), and shall reimburse ThinkEquity promptly for any legal or other expenses reasonably incurred by it in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any lawsuits, investigations, claims or other proceedings arising in any manner out of or in connection with the services or matters that are the subject of this agreement (including, without limitation, in connection with the enforcement of this agreement and the indemnification obligations set forth herein); provided, however, that the Company shall not be liable under clause (ii) of this paragraph in respect of any loss, claim, damage, liability or expense to the extent that it is finally judicially determined that such loss, claim, damage, liability or expense resulted directly from the gross negligence or willful misconduct of ThinkEquity in the performance of its services hereunder.

The Company agrees that the indemnification and reimbursement commitments set forth herein shall apply whether or not ThinkEquity is a formal party to any such lawsuits, claims or other proceedings and that such commitments shall extend upon the terms set forth herein to any controlling person, affiliate, director, officer, employee or agent of ThinkEquity (each, with ThinkEquity, an “Indemnified Person”).  The Company further agrees that, without ThinkEquity’s prior written consent, which consent will not be unreasonably withheld, it will not enter into any settlement of a lawsuit, claim or other proceeding arising out of the transactions contemplated by this agreement unless such settlement includes an explicit and unconditional release from the party bringing such lawsuit, claim or other proceeding of all Indemnified Persons.

If any action shall be brought against any Indemnified Person in respect of which indemnity may be sought pursuant to this Agreement, such Indemnified Person shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing.  Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Indemnified Person.

B-1

The Company and ThinkEquity agree that if any indemnification or reimbursement sought hereunder is judicially determined to be unavailable for a reason other than the gross negligence or willful misconduct of ThinkEquity, then, whether or not ThinkEquity is the Indemnified Person, the Company and ThinkEquity shall contribute to the losses, claims, damages, liabilities and expenses for which such indemnification or reimbursement is held unavailable (i) in such proportion as is appropriate to reflect the relative benefits to the Company on the one hand, and ThinkEquity on the other hand, in connection with the transactions to which such indemnification or reimbursement relates, or (ii) if the allocation provided by clause (i) above is judicially determined not to be permitted, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative faults of the Company on the one hand, and ThinkEquity on the other hand, as well as any other equitable considerations; provided, however, that in no event shall the amount to be contributed by ThinkEquity hereunder exceed the amount of the fees actually received by ThinkEquity hereunder.

B-2